Exhibit 10.58
FIRST SUPPLEMENTAL INDENTURE
               FIRST SUPPLEMENTAL INDENTURE, dated as of June 26, 2007 (this “First Supplemental Indenture”), between TAL Advantage I LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”).
               WHEREAS, the Issuer and the Indenture Trustee are parties to an amended and restated indenture, dated as of April 12, 2006 (the “Indenture”), providing, among other things, for the authentication, delivery and administration of the Notes described therein;
               WHEREAS, pursuant to Article X of the Indenture and subject to certain conditions stated therein, the Issuer and the Indenture Trustee may enter into a supplemental indenture in order to amend the Indenture; and
               WHEREAS, the Issuer desires to amend the Indenture in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:
ARTICLE I
Definitions
     SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this First Supplemental Indenture with such meanings.
ARTICLE II
Amendments to The Indenture
     SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the First Supplemental Indenture Effective Date (as defined herein), the Indenture shall be amended as follows:
     (a) Amendments to Appendix A (Master Index of Defined Terms).
     (i) Definition of “Concentration Limits”. Paragraph “(h)” of the definition of “Concentration Limits” is amended to the extent it contains reference to Schedule I, which is amended as set forth below.

     (ii) Definition of “Concentration Limits”. Appendix A to the Indenture is hereby amended by replacing the period at the end of paragraph “(h)” with a semicolon followed by the word “and” and inserting the following paragraph “(i)” immediately after paragraph “(h)” of the definition of “Concentration Limits” thereof:
“(i) Maximum Concentration of any Ten Lessees. The sum of the Net Book Values of all Eligible Containers then on lease to any ten lessees shall not exceed eighty five percent (85%) of the then Aggregate Net Book Value; provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Containers and the effect of such transaction is to cause a breach of the foregoing threshold, then the foregoing threshold shall on the effective date of such transaction be increased to an amount equal to the quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all Managed Containers on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Managed Containers then on lease to the other lessees who, together with the transacting lessees (with the transacting lessees treated as a single lessee for the purpose of this clause (B)), have the ten most Managed Containers then on lease with the Issuer (measured by Net Book Value) and (y) the denominator of which shall equal the then Aggregate Net Book Value); and provided further that, if the foregoing limitation has been increased above eighty five percent (85%) by operation of the above proviso, then any additional Managed Containers subsequently leased to any of such ten lessees shall not be considered Eligible Containers until such time as the sum of the Net Book Values of all Managed Containers then on lease to such ten lessees does not exceed an amount equal to eighty five percent (85%) of the then Aggregate Net Book Value.”
     (b) Amendment to Schedule I. Schedule I to the Indenture is hereby deleted in its entirety and replaced with the new Schedule I attached hereto.
ARTICLE III
Conditions Precedent
     SECTION 3.1. This First Supplemental Indenture shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “First Supplemental Indenture Effective Date”):
     (a) execution and delivery of this First Supplemental Indenture by the parties hereto, with the executed consent of Financial Guaranty Insurance Company as the Control Party;

     (b) delivery to the Indenture Trustee of an Opinion of Counsel pursuant to Section 1003 of the Indenture, stating that all conditions precedent for the execution of this First Supplemental Indenture have been satisfied;
     (c) written notification from each Rating Agency that the execution of this First Supplemental Indenture will not result in the reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding including any underlying rating in respect of such Series of Notes issued to a Series Enhancer without giving effect to the related Series Enhancement; and
     (d) execution by the Issuer of an Officer’s Certificate to the effect that this First Supplemental Indenture is being entered into without the consent of Noteholders in order to make provisions with respect to matters or questions arising under the Indenture substantially in the form of the Officer’s Certificate attached as Exhibit A hereto.
ARTICLE IV
Miscellaneous
     SECTION 4.1. Limitation of Right. Except as expressly set forth in this First Supplemental Indenture, this First Supplemental Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty and any Series Enhancer for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.
     SECTION 4.2. Successors and Assigns. All provisions of this First Supplemental Indenture shall bind the parties hereto and their permitted successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
     SECTION 4.3. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 4.4. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     SECTION 4.5. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4.6. Counterparts. The parties hereto may sign one or more copies of this First Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 4.7. Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

TAL ADVANTAGE I LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:

Name:
Title:
TAL Advantage I LLC First Supplemental Indenture

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U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

TAL Advantage I LLC First Supplemental Indenture

S-2

Consented to as of the date first above written:
FINANCIAL GUARANTY INSURANCE COMPANY,
     as Series Enhancer (Series 2005-1 and Series 2006-1) and Control Party

By:
Name:
Title:
TAL Advantage I LLC First Supplemental Indenture

S-3